UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 2, 2014 Date of report (Date of earliest event reported)

SUPPORT.COM, INC. (Exact Name of Registrant as Specified in Charter)
Delaware (State or Other Jurisdiction of Incorporation)	000-30901 (Commission File No.)	94-3282005 (I.R.S. Employer Identification No.)
900 Chesapeake Dr., Second Floor, Redwood City, CA 94063 (Address of Principal Executive Offices) (Zip Code)

(650) 556-9440 (Registrant’s telephone number, including area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Support.com, Inc. (“Company”) and Comcast Cable Communications Management, LLC (“Comcast”) (collectively, the “Parties”) entered into a Master Service Agreement, Call Handling Service, effective October 1, 2013 (the “MSA”), which provides for the Company’s provision of certain technical support services to Comcast customers under specific statements of work attached to the MSA.  Effective as of March 21, 2014, the Parties entered into Statement of Work #3, Xfinity Home Remote Support (“SOW#3”) to the MSA, under which Company will provide, at specified hourly rates, certain sales and customer support services for Comcast’s home security and control offerings to actual and prospective Comcast customers, and training in the performance of such services to Company employees.

The foregoing description of SOW#3 is qualified in its entirety by reference to SOW#3 itself, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for its fiscal quarter ending March 31, 2014 and is incorporated by reference herein.

Item 5.02.  Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, Joshua Pickus, the President and Chief Executive Officer of the Company, gave notice of his resignation from all Company positions effective April 1, 2014.  Mr. Pickus’ last day as a director was April 1, 2014 and the Board of Directors of the Company has amended the bylaws of the Company to reduce the size of the Board of Directors by one director, for a total of five directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2014

SUPPORT.COM, INC.

By:	/s/ Gregory J. Wrenn
Name:	Gregory J. Wrenn
Title:	SVP Business Affairs, General Counsel & Secretary